UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (218) 634-3500

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock	ANIP	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On November 19, 2021 (the “Closing Date”), the Company completed its previously announced acquisition (the “Acquisition”) of Novitium Pharma LLC (“Novitium”) pursuant to the terms of the Agreement and Plan of Merger, dated as of March 8, 2021 (the “Merger Agreement”), by and among the Company, Novitium, Nile Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), Esjay LLC, a Delaware limited liability company (“Esjay”), Chali Properties, LLC, a New Jersey limited liability company (“Chali”), Chad Gassert, Muthusamy Shanmugam and Thorappadi Vijayaraj (collectively, the “Key Persons”, and Muthusamy Shanmugam and Thorappadi Vijayaraj, together with Esjay and Chali, the “Principal Members”) and Shareholder Representative Services LLC, a Colorado limited liability company, as the representative of the Company Members (as defined in the Merger Agreement).

Pursuant to the Merger Agreement, Merger Sub merged with and into Novitium, with Novitium surviving the merger as a wholly-owned subsidiary of the Company. The aggregate consideration paid by the Company in connection with the transaction consists of (i) $89.5 million in cash, subject to various adjustments pursuant to the Merger Agreement, (ii) an aggregate of 2,466,654 shares of Company common stock (the “Restricted Shares”), and (iii) up to $46.5 million in contingent future earn-out payments. The cash portion of the consideration was financed in part by the PIPE Investment (as defined below) and in part by borrowings under the Credit Facility (as defined below).

The Principal Members, Key Persons and certain other members of Novitium have agreed to certain lock-up, voting and standstill restrictions with respect to the Restricted Shares they will receive in connection with the Acquisition.

As of the Closing Date, the Company Members have certain registration rights with respect to the Restricted Shares set forth in the Registration Rights Schedule attached to the Merger Agreement. The Registration Rights Schedule is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The foregoing description of the Acquisition and the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2021 and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Credit Facility

On the Closing Date, the Company, as borrower, entered into a credit agreement (the “Credit Agreement”) with certain of the Company’s wholly-owned domestic subsidiaries, as guarantors, Truist Bank, as Administrative Agent, and other lenders party thereto, which provides for credit facilities consisting of (i) a senior secured term loan facility in an aggregate principal amount of $300,000,000 (the “Term Facility”) and (ii) a senior secured revolving credit facility in an aggregate commitment amount of $40,000,000, which may be used for revolving credit loans, swingline loans and letters of credit (the “Revolving Facility,” and together with the Term Facility, the “Credit Facility”).

The Credit Facility is secured by substantially all of the personal property and certain material real property owned by the Company and its wholly-owned domestic subsidiaries, and obligations under the Credit Facility are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries.

The Term Facility proceeds were used to finance a portion of the consideration under the Merger Agreement, repay the Company’s existing credit facility, refinance certain indebtedness of Novitium and its subsidiaries, and pay fees, costs and expenses incurred in connection with the Acquisition. Proceeds of the Revolving Facility are expected to be used, subject to certain limitations, for working capital and other general corporate purposes.

The Term Facility matures on the six-year anniversary of the Closing Date and the Revolving Facility matures on the five-year anniversary of the Closing Date. The Revolving Facility and the Term Facility each permit both base rate borrowings (“ABR Loans”) and eurodollar rate borrowings (“Eurodollar Loans”), plus a spread of (a) 5.00% above the base rate in the case of ABR Loans under the Term Facility and 6.00% above the LIBOR Rate (as defined in the Credit Facility) in the case of Eurodollar Loans under the Term Facility and (b) 3.75% above the base rate in the case of ABR Loans under the Revolving Facility and 4.75% above the LIBOR Rate (as defined in the Credit Facility) in the case of Eurodollar Loans under the Revolving Facility.

The Credit Agreement contains usual and customary representations and warranties of the parties for credit facilities of this type, subject to customary exceptions and materiality standards. In addition, the Company is required to maintain, a total net leverage ratio not to exceed 4.75:1.00 and, solely with respect to the Revolving Facility, (a) during the period beginning on October 1, 2022 and ending on September 30, 2023, a total net leverage ratio not to exceed 4.50:1.00 and (b) for all periods thereafter, a total net leverage ratio not to exceed 4.25:1.00.

The Credit Agreement also contains certain customary covenants and events of default, as well as, in the event of an occurrence of an event of default under the Credit Agreement, customary remedies for the lenders, including the acceleration of any amounts outstanding under the Credit Agreement.

The foregoing description of the material provisions of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement

In connection with entry into the Credit Facility, on the Closing Date, the Company terminated the Amended and Restated Credit Agreement, dated as of December 27, 2018 (the “Prior Credit Agreement”), among the Company, as borrower, certain of the Company’s wholly-owned domestic subsidiaries, as guarantors, Citizens Bank, as administrative agent, and other lenders party thereto. In connection with the termination of the Prior Credit Agreement, on the Closing Date, the Company used borrowings under the Credit Facility to prepay the full amount of indebtedness under the Prior Credit Agreement, and to pay related accrued and unpaid interest, fees and expenses. As of the Closing Date, immediately prior to such repayment, approximately $200 million in aggregate principal amount was outstanding thereunder.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced, concurrently with the execution of the Merger Agreement, on March 8, 2021, the Company entered into an Equity Commitment and Investment Agreement (the “Investment Agreement”) with Ampersand 2020 Limited Partnership (the “PIPE Investor”), an affiliate of Ampersand Capital Partners, in order to partially fund the cash consideration portion of the Acquisition, with any residual proceeds to be used for working capital and other general corporate purposes.

Pursuant to the Investment Agreement, on the Closing Date, the Company issued and sold to the PIPE Investor, and the PIPE Investor purchased, 25,000 shares of the Company’s Series A Convertible Preferred Stock (the “PIPE Shares”), for a purchase price of $1,000 per share and an aggregate purchase price of $25 million, in a private placement (the “PIPE Investment”) issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investment Agreement. A copy of the Investment Agreement was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 9, 2021 and is incorporated herein by reference.

The information set forth below under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On the Closing Date, in connection with the consummation of the Acquisition, the Company announced the appointment of Muthusamy Shanmugam, age 54, as Head of Research & Development and Chief Operating Officer–Novitium Operations.

Mr. Shanmugam has over three decades of experience in the pharmaceutical industry, most recently serving as President of Novitium from 2016 to present. Mr. Shanmugam began his career as a formulation scientist at Kali Laboratories, Inc. and grew to become a leading formulation development scientist in the generic drug industry. Prior to co-founding Novitium, Mr. Shanmugam also held positions at Par Pharmaceutical, Inc. and Novel Laboratories, Inc. Mr. Shanmugam obtained his MS in Industrial Pharmacy from the Tamil Nadu Dr. M.G.R. Medical University and is a registered pharmacist in the state of New York.

There is no family relationship between Mr. Shanmugam and any of the Company’s other directors or executive officers. Mr. Shanmugam is a party to the Merger Agreement and will receive his pro rata percentage of the cash consideration, Restricted Shares and right to receive earn-out payments, if any, and certain other amounts released from escrow funds, if any, pursuant to the Merger Agreement.

Employment Agreement

Under the terms of the Employment Agreement dated March 8, 2021, between the Company and Mr. Shanmugam (the “Employment Agreement”), he will receive an annual base salary of $420,000 and a target annual cash bonus opportunity equal to 50% of his annual base salary, with the actual amount of such bonus based on his achievement of performance goals to be established by the compensation committee. Commencing with the Company’s 2022 fiscal year, Mr. Shanmugam shall receive annual long-term incentive awards under the Company’s Sixth Amended and Restated 2008 Stock Incentive Plan or any successor plan, in such forms and in such amounts as determined in the sole discretion of the compensation committee.

The term of the Employment Agreement will begin on the Closing Date and continue until terminated by either the Company or Mr. Shanmugam as provided in the agreement. If Mr. Shanmugam’s employment is terminated by the Company “without good cause” or if he resigns for “good reason” (in each case, as defined in the Employment Agreement), then he will be entitled, subject to his execution of a release of claims and compliance of certain obligations contained in the Employment Agreement, to receive the following severance payments and benefits: (i) continued payment of his current annual base salary for 12 months following the termination date (the “Severance Period”), (ii) reimbursement of COBRA premiums for COBRA coverage for the Severance Period based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, (iii) if such termination occurs after June 30th in any calendar year, a pro-rated annual bonus for the year of termination, (iv) a lump sum cash payment equal to his annual maximum bonus amount which will be payable on the first anniversary of his termination date, and (v) all of his options to purchase Company common stock and any unvested restricted stock will vest with respect to that number of shares that would have vested during the Severance Period had he remained employed by the Company during such period, and vested options will remain exercisable through the period set forth in the Employment Agreement.

If Mr. Shanmugam’s employment is terminated by the Company for any reason other than for “good cause” or if he resigns for “good reason” within 24 months following a “change in control” (as each are defined in the Employment Agreement) or if his employment is terminated prior to a change in control under conditions specified in the Employment Agreement, then he will be entitled, subject to his execution of a release of claims in favor of the Company, to receive the following severance payments and benefits: (i) continued payment of his current annual base salary for 24 months following his termination date (the “CIC Severance Period”), (ii) reimbursement of COBRA premiums for COBRA coverage during the CIC Severance Period based on the portion of the monthly premium costs covered by the Company for group coverage in effect as of the termination date, (iii) a lump sum cash payment equal to the pro-rated portion of his maximum target bonus amount for the year of termination (100% of such maximum target bonus, the “Bonus Amount”) payable on or before the earlier to occur of his termination date or 10 days following the change in control (the “Bonus Payment Date”), plus a lump sum cash payment equal to the Bonus Amount payable on each of the first two anniversaries of the Bonus Payment Date, (iv) all of his options to purchase Company common stock and any unvested restricted stock will vest in their entirety and vested options will remain exercisable through the period set forth in the Employment Agreement, and (v) the Company will pay up to $10,000 for out-placement counseling and assistance.

Under the Employment Agreement, Mr. Shanmugam has agreed to restrictive covenants of non-competition and non-solicitation of customers and employees.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the Employment Agreement, which is incorporated herein by reference, and is filed as Exhibit 10.3 to this Current Report.

In connection with his appointment, Mr. Shanmugam will also enter into an indemnification agreement substantially in the form of the indemnification agreement for the Company’s officers and directors.

Appointment of Director

Under the terms of the Merger Agreement, so long as the Principal Members continue to collectively own at least (i) 50% of the Restricted Shares issued to the Principal Members pursuant to the Acquisition, and (ii) 6.6% of the issued and outstanding shares of Company common stock, the Principal Members have the right to nominate one “eligible person” as a director to the Company’s board. Pursuant to this arrangement, Mr. Shanmugam was nominated by the Principal Members to serve as a director of the Company. After due consideration and upon recommendation of the Nominating and Corporate Governance Committee, the Company’s board of directors on November 19, 2021 appointed Mr. Shanmugam to the board of directors effective as of the Closing Date. In connection with Mr. Shanmugam’s appointment, the size of ANI’s board of directors was increased from seven to eight members.  Information regarding Mr. Shanmugam required under Regulation S-K Item 401(a), (d) and (e) is set forth above under “Appointment of Executive Officer.”

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2021, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company in connection with the closing of the PIPE Investment (the “Certificate”) with the Secretary of State of the State of Delaware, effective immediately.

Each PIPE Share has the powers, designations, preferences, and other rights of the shares of such series as are set forth in the Certificate. The PIPE Shares will accrue dividends at 6.50% per year on a cumulative basis, payable in cash or in-kind, and will also participate, on a pro-rata basis, in any dividends that may be declared with respect to the Company’s common stock.

Conversion Rights

The PIPE Shares will be convertible into the Company’s common stock at the Conversion Price (as defined below): (i) beginning two years after their issuance date, at the election of the Company (in which case the PIPE Investor must convert all of the PIPE Shares), if the volume-weighted average price of the Company’s common stock for any 20 trading days out of 30 consecutive trading days exceeds 170% of the Conversion Price, and (ii) at any time after their issuance, at the election of the PIPE Investor.

The “Conversion Price” is equal to the volume-weighted average price of the Company’s common stock for the 20 consecutive trading days before the issuance of the PIPE Shares (which volume-weighted average price shall be no lower than $27.14148 and no higher than $33.17292), multiplied by 125%, and subject to certain adjustments.

Liquidation Preference

In case of a liquidation event, the holder of the PIPE Shares will be entitled to receive, in preference to holders of the Company’s common stock, the greater of (i) the PIPE Shares’ purchase price plus any accrued and unpaid dividends thereon and (ii) the amount the holder of the PIPE Shares would have received in the liquidation event if it had converted its PIPE Shares into shares of the Company’s common stock.

Voting Rights

The PIPE Shares will have voting rights, voting as one series with the Company’s common stock, on as-converted basis, and will have separate voting rights on any amendment to the Certificate that adversely amends and relates solely to the terms of the PIPE Shares and the issuance of additional Series A Convertible Preferred Stock.

Redemption Rights

In case of a change of control of the Company, the PIPE Shares will be redeemed at the greater of (i) the PIPE Shares’ purchase price, plus any accrued and unpaid dividends thereon and (ii) the change of control transaction consideration that the holder of the PIPE Shares would have received if it had converted into the Company’s common stock.

The foregoing description of the Certificate does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On the Closing Date, the Company also announced the appointment of Chad Gassert as Senior Vice President Corporate Development & Strategy. Mr. Gassert was most recently Chief Executive Officer of Novitium. Prior to co-founding Novitium, Mr. Gassert began his career at Par Pharmaceutical, Inc., where he led the company’s generic business development efforts. Mr. Gassert joined Par Pharmaceutical in 2005 and has nearly two decades of experience in the pharmaceutical industry, serving positions in product development, manufacturing operations, project management and business development. Mr. Gassert graduated with a BA in nutritional science from the University of Delaware.

A press release announcing the appointments of Mr. Gassert and Mr. Shanmugam is furnished as Exhibit 99.1 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Novitium as of and for the years ended December 31, 2020 and 2019 and supplementary information contained on pages F-2 to F-34 of the definitive proxy statement of the Company filed on April 29, 2021 are incorporated by reference herein. The unaudited financial statements of Novitium for the nine months ended September 30, 2021 and supplementary information contained on pages F-2 to F-16 of the prospectus supplement of the Company filed on November 5, 2021 are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma combined balance sheet and combined statement of operations of the Company as of and for the fiscal year ended December 31, 2020 relative to the Acquisition on pages 36 to 46 of the definitive proxy statement of the Company filed on April 29, 2021 are incorporated by reference herein. The unaudited pro forma combined balance sheet and statement of operations of the Company as of and for the nine months ended September 30, 2021 are attached hereto as Exhibit 99.5 and are incorporated herein by reference.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger dated March 8, 2021 by and among ANI Pharmaceuticals, Inc., Nile Merger Sub LLC, Novitium Pharma LLC, Esjay LLC, Chali Properties, LLC, Chad Gassert, Muthusamy Shanmugam and Thorappadi Vijayaraj and Shareholder Representative Services LLC as the representative of the Company Members (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2021).

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company, effective as of November 19, 2021.

4.1	Registration Rights Schedule to the Merger Agreement, effective as of November 19, 2021.

10.1	Credit Agreement, dated as of November 19, 2021 by and among the Company, certain of the Company’s subsidiaries, as guarantors, Truist Bank, as Administrative Agent and other parties party thereto.

10.2	Equity Commitment and Investment Agreement, dated as of March 8, 2021, by and between the Company and Ampersand 2020 Limited Partnership (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2021).

10.3	Employment Agreement between Muthusamy Shanmugam and the Company, dated as of March 8, 2021 and effective as of November 19, 2021.

23.1	Consent of Ram Associates.

99.1	Press release announcing closing of Novitium acquisition and appointments of executive officers.

99.2	Audited financial statements of Novitium as of and for the years ended December 31, 2020 and 2019 (incorporated by reference to pages F-2 to F-34 of the definitive proxy statement of the Company filed on April 29, 2021).

99.3	Unaudited financial statements of Novitium for the nine months ended September 30, 2021 (incorporated by reference to pages F-2 to F-16 of the prospectus supplement of the Company filed on November 5, 2021).

99.4	Unaudited pro forma combined balance sheet and combined statement of operations of the Company as of and for the fiscal year ended December 31, 2020 (incorporated by reference to pages 36 to 46 of the definitive proxy statement of the Company filed on April 29, 2021).

99.5	Unaudited Pro Forma Condensed Combined Financial Statements as of and for the nine months ended September 30, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey
Name:	Stephen P. Carey
Title:	Senior Vice President, Finance and Chief Financial Officer

Dated: November 24, 2021